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                                                                     EXHIBIT 5.1


                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064


                                    June 10, 1997


Polo Ralph Lauren Corporation
650 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

            We have acted as counsel to the Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-24733) of the Company on Form S-1 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Company and the Selling Stockholders identified as such in the Registration Statement of an aggregate of 33,925,000 shares (including 4,425,000 shares subject to over-allotment options) of Class A Common Stock, par value $.01 per share of the Company ("Class A Common Stock").

            As such counsel, we have participated in the preparation of the Registration Statement, including the Prospectus contained therein (the "Prospectus") and have reviewed certain corporate proceedings. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
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Polo Ralph Lauren Corporation
June 9, 1997
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            2. The shares of Class A Common Stock to be registered for sale by the Company and the Selling Stockholders under the Registration Statement have been duly authorized, and the shares to be sold by the Selling Stockholders are, and the shares to be sold by the Company, when issued and paid for as contemplated by the Prospectus, will be, validly issued, fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted cited or otherwise referred to without our prior written consent.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            We also consent to the incorporation by reference of this opinion in a related registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act.

                                   Very truly yours,

                                   /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON